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                                                                  Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-00429) of United States Steel Corporation of our report dated February 7, 2001 relating to the combined financial statements of United States Steel, which are included in USX Corporation's Proxy Statement on
Schedule 14A, filed on August 15, 2001. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of United States Steel Corporation of our reports dated February 7, 2001 relating to the Consolidated Financial Statements and Financial Statement Schedule of USX Corporation and the Financial Statements of the U. S. Steel Group, which are included in USX Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2000.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 27, 2001 relating to the financial statements of the USX Corporation Savings Fund Plan for Salaried Employees on Form 11-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Pittsburgh, PA  15219-2974
January 8, 2002